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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-8 No. 333-188377) pertaining to the GTx, Inc. Directors' Deferred Compensation Plan, 2013 Non-Employee Director Equity Incentive Plan and 2013 Equity Incentive Plan,

  (2)
  Registration Statements (Form S-8 Nos. 333-165507 and 333-149661) pertaining to the GTx, Inc. 2004 Equity Incentive Plan and the Amended and Restated 2004 Non-Employee Directors' Stock Option Plan,

  (3)
  Registration Statement (Form S-8 No. 333-136527) pertaining to the GTx, Inc. Amended and Restated 2004 Non-Employee Directors' Stock Option Plan

  (4)
  Registration Statement (Form S-8 No. 333-118882) pertaining to the GTx, Inc. Directors' Deferred Compensation Plan,

  (5)
  Registration Statement (Form S-8 No. 333-112576) pertaining to the GTx, Inc. 2004 Equity Incentive Plan, 2004 Non-Employee Directors' Stock Option Plan, 2002 Stock Option Plan, 2001 Stock Option Plan, 2000 Stock Option Plan, and 1999 Stock Option Plan, and

  (6)
  Registration Statements (Form S-3 Nos. 333-195892, 333-197911 and 333-201132) of GTx, Inc. and in the related Prospectuses of our reports dated March 16, 2015, with respect to the financial statements of GTx, Inc. and the effectiveness of internal control over financial reporting of GTx, Inc. included in this Annual Report (Form 10-K) of GTx, Inc. for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Memphis, Tennessee
March 16, 2015

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm